UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 2, 2003

                                EMCOR GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-2315                11-2125338
      --------                       ------                ----------
(State or other jurisdiction of   (Commission File       (I.R.S. Employer
incorporation or organization)        Number)           Identification No.)


  301 Merritt Seven Corporate Park
         Norwalk, Connecticut                                 06851
(Address of principal executive offices)                    (Zip code)



(Registrant's telephone number, including area code)      203-849-7800



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Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         Exhibit No.                         Description of Exhibit

         99.1                                Press Release dated October 2, 2003

Item 12. Results of Operations and Financial Condition

     On October 2, 2003, EMCOR Group, Inc. issued a press release announcing anticipated results for the second half of 2003. A copy of the press release is attached hereto as Exhibit 99.1.

                                 EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

99.1                               Press release issued by EMCOR Group, Inc.
                                   on October 2, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              EMCOR Group, Inc.

                                 By:       /s/ Frank T. MacInnis
                                           ---------------------
                                               Frank T. MacInnis
                                     Chairman of the Board of Directors
                                        and Chief Executive Officer

Date:         October 2, 2003

                                                                    Exhibit 99.1


              EMCOR GROUP, INC. ANNOUNCES ANTICIPATED RESULTS
                           FOR THE SECOND HALF OF 2003
                       - Updates 2003 Full-Year Guidance -

NORWALK, CONNECTICUT, October 2, 2003 - EMCOR Group, Inc. (NYSE: EME) today provided financial guidance for the second half of 2003 and updated its financial guidance for the 2003 full-year period.

Based on current market conditions, the Company expects revenue for the second half of 2003 to be between $2.25 billion and $2.35 billion, and diluted earnings per share to be between $0.90 and $1.01. The Company expects these results to be slightly weighted towards the 2003 fourth quarter. In light of these expectations, the Company's guidance for the 2003 full-year period is for revenue of between $4.4 billion and $4.6 billion, in line with previous estimates, and diluted earnings per share of between $1.65 and $1.75. Contract backlog at September 30th, 2003 is anticipated to be approximately $3.1 billion versus $2.9 billion as of 9/30/02 and 12/31/02. EMCOR expects to release its financial results for the third quarter of 2003 on October 23, 2003.

The Company's financial guidance reflects continued solid revenue growth as a result of its leading position in its markets, and profitable results from all the Company's North American operations. However, gross profits continue to be restrained by the high proportion of public sector work within backlog, continued recessionary conditions in most of EMCOR's markets, especially in the Midwestern and Northeastern U.S., and a reduced level of private sector, discretionary, small project work, which typically generates higher gross margins than longer-term work. EMCOR's expected results for the second half of 2003 also reflect the impact of the slower than anticipated return to profitability of the Company's U.K. subsidiary, due to reorganization charges at that subsidiary and to U.K. market conditions.

The Company continues to see good performance within its facilities services business, with strong contributions to revenue and operating income by recently-acquired Consolidated Engineering Services. EMCOR is committed to the growing market for outsourcing and facilities services, as evidenced by its separate announcement today of both an alliance with Siemens Building Technologies and an agreement to acquire Siemens' US Facilities Management Business.

                                    - MORE -




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EMCOR Announces Anticipated Results for the Second Half of 2003


The Company also continues to operate from a position of financial strength, with one of the strongest and most liquid balance sheets in its industry and reasonable levels of revolving debt. Based on strong cash flow from operations, EMCOR expects current debt to decline further by the end of the year.

Mr. Frank T. MacInnis, Chairman and Chief Executive Officer of EMCOR Group, stated, "This continues to be a challenging time for EMCOR and its entire industry. While we have been able to maintain our dominant position in many of our markets, mainly through awards of public sector projects, the contracting environment remains recessionary, with many of our private sector clients waiting for clearer signs of a full-fledged economic recovery. In addition, the anticipated recovery in small-project discretionary spending has been slower and less profitable than anticipated. In the U.K., our new management team has taken steps to enhance profitability, and although we expect profitable performance from these operations in the second half of this year, before reorganization costs, current conditions in the U.K. market together with reorganization costs will prevent us from attaining our previously announced profitability goals for this business until 2004."

Mr. MacInnis continued, "Despite the difficult conditions currently faced by some of our operations, EMCOR continues to make progress towards its strategic goals. Our Consolidated Engineering Service business is performing well, and we continue to strengthen our ability to deliver facilities services on a national scale. We are particularly excited about the growth opportunities associated with the Siemens Building Technologies agreements which we announced today. EMCOR remains solidly profitable, with strong cash flow and the financial strength to execute its business strategy."

Mr. MacInnis added, "While we are obviously disappointed by the near-term outlook, we remain committed to our long-term diversity model that provides an array of services to a multitude of markets. Our broad skill sets and agility have been built into our business, resulting in high backlog levels with corresponding top-line revenue growth. The current market has given us an over-weighting of public sector work; however, when the economic recovery takes a firmer foothold, our backlog mix will naturally shift to a more optimal balance of public and private sector customers. This backlog rebalancing combined with our growing facilities services business should yield future profitability at or above historical levels."

Mr. MacInnis concluded, "EMCOR's 2004 budget process has just begun. Since this involves the accumulation of analyses and estimates from each of our more than 140 operating locations, it is too early to make detailed judgments about next year's prospects. However, based on our existing contract backlog, reports from subsidiary managers, and opportunities in our facilities service businesses, we look for "baseline" EBIT performance in 2004 at about 2% of revenues, with a significant likelihood of enhanced performance if private sector capital spending strengthens as predicted by many economists. The anticipated "baseline" level of performance would reflect EPS growth of at least 40% during 2004, over expected 2003 levels."



                                    - MORE -



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EMCOR Announces Anticipated Results for the Second Half of 2003


In conjunction with this release, EMCOR will host a conference call on Friday, October 3, 2003 at 9:00 AM Eastern Time that will be available live via internet broadcast. You can access the live call through the Home Page of the company's web site at www.emcorgroup.com.

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

This release may include "forward looking statements." These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, business opportunities that may be presented to and pursued by the Company and other factors, many of which are beyond the control of the Company. Actual results may differ materially from those anticipated in the statements.